Exhibit (n)(3)

Report of Independent Registered Accounting Firm on Supplemental Information

The Board of Directors and Shareholders of Prospect Capital Corporation and Subsidiaries

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Prospect Capital Corporation and subsidiaries (the “Company”) as of June 30, 2019 and 2018 and for each of the three years in the period ended June 30, 2019 incorporated by reference in this Registration Statement (Form N-2), and have expressed an unqualified opinion appearing under Item 8 of the Company's Annual Report dated August 27, 2019. We have also previously audited the consolidated financial statements of the Company as of and for each of the eight years in the period ended June 30, 2017 (not presented herein) appearing under Item 8 of the Company’s Annual Reports on Form 10-K for each of those years, and we expressed an unqualified opinion on those consolidated financial statements.

The senior securities table included in this Form N-2, under the caption “Senior Securities” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements referred to above. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with Item 4.3 and the Instructions to Item 4.3 of Form N-2. In our opinion, the Senior Securities Table for each of the 10 years in the period ended June 30, 2019 is fairly stated, in all material respects, in relation to the consolidated financial statements, referred to above, as a whole.

/s/ BDO USA, LLP

New York, New York

September 12, 2019, except for Notes 10, and 12 - 18, as to which the date is February 13, 2020